Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Share Incentive Plan of Dehaier Medical Systems Limited and Affiliate of our report dated April 30, 2015 with respect to the consolidated financial statements of Dehaier Medical Systems Limited and Affiliate included in the Annual Report (Form 20-F) for the year ended December 31, 2014 filed with the Securities and Exchange Commission on April 30, 2015.

New York, New York

January 7, 2016